Supplement to
Prospectus Supplement dated February 26, 2003
(to Prospectus dated February 26, 2003)

                                 $447,931,635

                                 (Approximate)

                               INDYMAC MBS, INC.

                                   Depositor

                                [INDYMAC LOGO]

                          Seller and Master Servicer

          Residential Asset Securitization Trust 2003-A2

                                    Issuer

         Mortgage Pass-Through Certificates, Series 2003-B

                                --------------


     The Prospectus Supplement dated February 26, 2003 to the Prospectus dated February 26, 2003 with respect to the above captioned series of certificates is hereby amended as follows:

     The numbers in the chart on page S-24 of the Prospectus Supplement are revised as follows:

                                                 Cumulative
                                                   Stated
                                                  Amount of
                                   Cumulative    Securities
                                   Net Losses      Issued        Loss
                                   (Millions)    (Millions)    (Ratio)(1)
                                -------------- -------------  -----------
As of December 31, 1998........      $37.18      $24,303.50      0.15%
As of December 31, 1999........      $49.63      $25,355.57      0.20%
As of December 31, 2000........      $64.23      $27,437.72      0.23%
As of December 31, 2001........      $77.01      $28,152.72      0.27%
As of December 31, 2002........     $100.03      $33,465.61      0.30%

-------------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.




Bear, Stearns & Co. Inc.                             Morgan Stanley

                                 March 4, 2003